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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 8, 2003
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	0-9600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, Leicester, New York 14481
(Address of Principal Executive Offices and Zip Code)

(585) 382-3223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Item 5.	Other Events and Regulation FD Disclosure.

CPAC, Inc. Increases Equity Position in TURA AG

April 10, 2003... Leicester, NY -- CPAC, Inc. (Nasdaq: CPAK), a manufacturer and marketer with holdings in the Cleaning & Personal Care and Imaging industries, today announced it has increased its equity investment in TURA AG, a German manufacturer of film, paper, and digital equipment, from 19% to 40% effective April 8, 2003. CPAC made its original equity investment in January 2002. Terms of the arrangement were not disclosed.

According to Steven E. Baune, President of CPAC Imaging, Worldwide, "This additional investment in TURA strengthens our fifteen-month partnership and supports our strategy of being a total service provider to Imaging customers, on par with global competitors. TURA's film and paper products complement CPAC chemicals, and its reusable and single use cameras, TURA branded batteries, and digital products present new opportunities for our customers."

CPAC's Imaging segment provides chemicals, equipment, and refining services to the traditional silver halide Color Photographic market worldwide, as well as to the Healthcare and Graphic Arts sectors. Its Trebla(R) and Autex(R) brands are among the most recognized and respected in the United States. TURA(R) photographic film and paper products have become a brand of choice in Europe and in developing markets. The joint distribution agreement allows core products of each partner to be sold through the channels of the other, providing access to new markets.

Dr. Thilo Senst, Chief Executive Officer of TURA AG stated, "The expansion of this relationship will impact several key areas for both companies, including new product development and channel sales and distribution. In developed countries, classic film is considered a mature market, but we believe global market share can be expanded using our combined product lines and marketing resources."

About TURA

Privately held since 1901, and headquartered in Duren, West Germany, TURA AG supplies photographic films, papers, chemistry, cameras, and wide-format inkjet printing consumables to customers in more than sixty countries worldwide through a distribution network operating in forty countries. More information is available at tura-film.com.

About CPAC, Inc.

Established in 1969, CPAC, Inc. (cpac.com) manages holdings in two industries. CPAC Imaging develops and markets innovative Imaging chemicals, equipment, and supplies at eight business units worldwide. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect CPAC's business and prospects, including economic, competitive, governmental, technological and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2003		CPAC, Inc.

	By:	/s/ Thomas J. Weldgen
Thomas J. Weldgen Vice President Finance and Chief Financial Officer